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EXHIBIT 3.5

                            CERTIFICATE OF SECRETARY

                                       OF

                            MEADE INSTRUMENTS CORP.,
                             A DELAWARE CORPORATION

                  The undersigned, Steven G. Murdock, does hereby certify that he is the Secretary of Meade Instruments Corp., a Delaware corporation (the "Company"), and that attached hereto as Exhibit A is a true, complete and correct copy of the amendment to Article III, Section 3.02(a), of the Amended and Restated Bylaws of the Company, adopted effective as of May 23, 2001.

                  IN WITNESS WHEREOF, the undersigned has signed his name to this certificate this 23rd day of May, 2001.

                                                    /s/ Steven G. Murdock
                                             -----------------------------------
                                             Steven G. Murdock
                                             Secretary





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                                    EXHIBIT A
                                    ---------

                  AMENDMENT TO ARTICLE III, SECTION 3.02(a), OF
                       THE AMENDED AND RESTATED BYLAWS OF
                            MEADE INSTRUMENTS CORP.,
                             A DELAWARE CORPORATION

         The second sentence of Article III, Section 3.02(a), of the Amended and Restated Bylaws is hereby amended to read in its entirety as follows:

              "The exact number of directors shall be seven (7) until changed, within the limits specified above, by resolution, duly approved by the Board of Directors."